EXHIBIT 99.1

Upexi, Inc. Announces $7 Million Registered Direct Offering of Common Stock

CLEARWATER, FL / ACCESSWIRE / May 12, 2023 / Upexi, Inc. (NASDAQ: UPXI) (the "Company" or "Upexi"), a multi-faceted Amazon and Direct to Consumer brand owner and innovator in aggregation, today announced it has entered into definitive agreements with institutional and accredited investors for the purchase and sale of 2,121,213 shares of its common stock at a purchase price of $3.30 per share. The shares of common stock are being sold pursuant to a registered direct offering for gross proceeds of approximately $7 million before deducting placement agent fees and other offering expenses. The closing of the offering is expected to occur on or about May 16, 2023, subject to the satisfaction of customary closing conditions.

A.G.P./Alliance Global Partners is acting as lead placement agent for the offering and Paulson Investment Company, LLC is acting as co-placement agent for the offering.

This offering is being made pursuant to the Company’s shelf registration statement on Form S-3 (File No. 333-266000) previously filed with the U.S. Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended, which was declared effective by the SEC on July 12, 2022. A prospectus supplement describing the terms of the proposed offering will be filed with the SEC and will be available on the SEC’s website located at http://www.sec.gov. Electronic copies of the prospectus supplement may be obtained, when available, from A.G.P./Alliance Global Partners, 590 Madison Avenue, 28th Floor, New York, NY 10022, or by telephone at (212) 624-2060, or by email at prospectus@allianceg.com. Before investing in this offering, interested parties should read in their entirety the prospectus supplement and the accompanying prospectus and the other documents that the Company has filed with the SEC that are incorporated by reference in such prospectus supplement and the accompanying prospectus, which provide more information about the Company and such offering.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Upexi, Inc.:

Upexi is a multi-faceted brand owner with established brands in the health, wellness, pet, beauty and other growing markets. We operate in emerging industries with high growth trends and look to drive organic growth of our current brands. We focus on direct to consumer and Amazon brands that are scalable and have anticipated, high industry growth trends. Our goal is to continue to accumulate consumer data and build out a significant customer database across all industries we sell into. The growth of our current database has been key to the year over year gains in sales and profits. To drive additional growth, we have and will continue to acquire profitable Amazon and eCommerce businesses that can scale quickly and reduce costs through corporate synergies. We utilize our in-house, SaaS programmatic ad technology to help achieve a lower cost per acquisition and accumulate consumer data for increased cross-selling between our growing portfolio of brands.

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Forward-Looking Statements:

Certain statements in this press release are forward-looking within the meaning of the Private Securities Litigation Reform Act of 1995. These statements may be identified by the use of forward-looking words such as "anticipate," "believe," "plan," "estimated," and "intend," among others. These forward-looking statements are based on the Company's current expectations, and actual results could differ materially from such statements. There are a number of factors that could cause actual events to differ materially from those indicated by such forward-looking statements. These factors include, but are not limited to, risks arising from the market and other conditions, the satisfaction of customary closing conditions related to the registered direct offering, and other factors described in the Company's most recent Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K filed with the Securities and Exchange Commission, which can be reviewed at www.sec.gov. The Company has based these forward-looking statements on its current expectations and assumptions about future events. While management considers these expectations and assumptions to be reasonable, they are inherently subject to significant business, economic, competitive, regulatory, and other risks, contingencies, and uncertainties, most of which are difficult to predict and many of which are beyond the Company's control. The Company undertakes no duty to correct or update any information contained herein.

Company Contact

Andrew Norstrud, Chief Financial Officer

Email: andrew.norstrud@upexi.com

Phone: (702) 332-5591

Investor Relations Contact

KCSA Strategic Communications

Valter Pinto or Jack Perkins

Email: Upexi@KCSA.com

Phone: (212) 896-1254

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